UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

BROWNIE’S MARINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 NW 25 Avenue, Suite 1 Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 462-5570

(Former name or former address, if changed since last report.)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Guaranty

On September 30, 2022, Brownie’s Marine Group, Inc. (the “Company”) executed a guaranty of lease, dated September 30, 2022 (the “Guaranty”), to guarantee the payment and performance obligations of Submersible Systems, Inc., a Florida corporation and a wholly-owned subsidiary of the Company (“Submersible”), under a five-year standard industrial/commercial multi-tenant lease between Submersible and Slater Palms, LLC, dated September 30, 2022, for approximately 13,000 square feet of office, warehouse and manufacturing space located at 7413 Slater Avenue, Huntington Beach, California (the “Lease”). Among other things, the Lease provides for an initial base rent of $17,550.

Convertible Demand Note

On September 30, 2022, the Company issued a convertible demand promissory note to Robert Carmichael (“Carmichael”) in the principal amount of $66,793 (the “Demand Note”). The note is convertible at any time at the election of Carmichael into shares of common stock, par value $0.0001 per share, of the Company at a conversion price equal to a 35% discount to the volume weighted average price of such common stock for the 90 days immediately preceding the date of the Demand Note. Such number of shares issuable upon conversion is subject to adjustment for certain corporate actions as described in the Demand Note.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The common stock issuable upon the conversion of the Demand Note will be exempt from registration under Section 4(a)(2) under of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective as of October 10, 2022, Liggett & Webb, P.A. (“Liggett & Webb”) resigned as the independent registered public accounting firm engaged to audit the financial statements of the Company. Also on such date, the Company’s Board of Directors engaged Assurance Dimensions, Inc. to serve as its independent registered public accounting firm to review its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

The reports of Liggett & Webb on the financial statements of the Company for the fiscal years ended December 31, 2021 and December 31, 2020, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports included an explanatory paragraph with respect to the Company’s ability to continue as a going concern.

During the years ended December 31, 2021 and December 31, 2020, and the subsequent interim periods from January 1, 2022 through the date of this report, there were no (a) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Liggett & Webb on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Liggett & Webb’s satisfaction, would have caused Liggett & Webb to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2021 and December 31, 2020, and through the date of this report, neither the Company nor anyone on its behalf has previously consulted with Assurance regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that Assurance concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

The Company provided Liggett & Webb with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Liggett & Webb a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of Liggett & Webb’s letter dated October 10, 2022 is filed herewith as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Demand Note, dated September 30, 2022, issued by the Company to Robert Carmichael

10.1	Lease between Submersible and Slater Palms, LLC, dated September 14, 2022, and Guaranty from the Company, dated September 30, 2022

16.1	Letter from Liggett & Webb, dated October 10, 2022, to the Securities and Exchange Commission

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

Date: October 12, 2022	By:	/s/ Christopher Constable
	Name:	Christopher Constable
	Title:	Chief Executive Officer